Exhibit 99.1

Press Release - MSC.Software Announces First Quarter Financial Results

Investor Contact:

Joanne Keates

Vice President, Investor Relations

MSC.Software

(714) 444-8551

joanne.keates@mscsoftware.com

MSC.Software Reports Financial Results for the

First Quarter Ended March 31, 2009

SANTA ANA, Calif. – May 7, 2009- MSC.Software Corporation (NASDAQ: MSCS), a leading global provider of simulation software and services, today reported results for the first quarter ended March 31, 2009. Key financial results include the following:

First quarter:

•	Total first quarter revenue of $53.6 million, with software revenue of $17.4 million, maintenance revenue of $31.0 million, and services revenue of $5.2 million;

•	First quarter operating income of $1.5 million; and

•	Deferred revenue of $75.5 million and cash of $149.1 million at March 31, 2009.

REVENUE

Total revenue for the first quarter ended March 31, 2009 was $53.6 million compared to $61.2 million for the first quarter in 2008. Software revenue for the first quarter totaled $17.4 million compared to $22.0 million for the first quarter in 2008. For the first quarter ended March 31, 2009, maintenance revenue totaled $31.0 million and services revenue totaled $5.2 million, compared to $33.0 million of maintenance revenue and $6.2 million of services revenue for the first quarter in 2008.

“In line with our guidance, total revenue decreased 12% in the first quarter versus last year. While software declined 21%, we achieved profitability and delivered $1.5 million of operating income,” said Ashfaq Munshi, interim CEO and President of MSC Software. “As a consequence of cost containment measures, we continue to see favorable trends in our cost structure.”

Press Release - MSC.Software Announces First Quarter Financial Results

“A number of key customer wins in the quarter demonstrate that although global manufacturers are feeling the challenges of the macro-economic environment, they recognize that strategic simulation software deployments can positively impact their business and accelerate their return on technology investments. In the first quarter, we completed significant software transactions with Airbus in Europe, NASA and Bombardier in the Americas, and Mitsubishi Motors in Asia Pacific,” continued Mr. Munshi.

“My focus as interim CEO is to evaluate and allocate resources consistent with a performance-driven approach to managing the business, while at the same time making sure that our products and the way we do business is aligned with our customers’ requirements,” concluded Mr. Munshi.

REVENUE BY GEOGRAPHY

Total revenue in the Americas for the first quarter ended March 31, 2009 was $16.9 million compared to $18.5 million for the first quarter last year. Total revenue in EMEA for the first quarter ended March 31, 2009 was $18.3 million compared to $23.6 million for the first quarter last year. Changes in the Euro decreased EMEA revenue by $2.7 million in the first quarter. In the Asia region, revenue for the first quarter ended March 31, 2009 totaled $18.4 million compared to $19.1 million for the first quarter last year. Changes in the Japanese Yen increased Asia revenue during the first quarter by $2.1 million.

RESULTS OF OPERATIONS AND EPS

Total operating expenses for the first quarter ended March 31, 2009 were $41.6 million compared to $53.7 million for the first quarter last year. Operating income for the first quarter was $1.5 million compared to an operating loss of $4.5 million for the first quarter last year. For the first quarter ended March 31, 2009, net income from continuing operations totaled $0.1 million or breakeven for EPS, compared to a net loss from continuing operations of ($2.2) million or ($0.05) per diluted share.

BALANCE SHEET

Cash and investments at March 31, 2009 totaled $149.1 million and deferred revenue stood at $75.5 million.

TODAY’S CONFERENCE CALL

The Company will host a conference call to discuss the first quarter financial results today at 1:30 pm pacific (4:30 pm eastern). The webcast will include a slide presentation that can be accessed and downloaded at: http://www.mscsoftware.com/ir/. The live conference call can be accessed by dialing in to (800) 374-0151 for US callers or (706) 634-4981 for international callers using the following conference ID code: 95466282.

Press Release - MSC.Software Announces First Quarter Financial Results

An archived version of the conference call will be available at http://www.mscsoftware.com/ir/. The teleconference replay will be available for 48 hours and can be accessed by dialing in to: U.S. (800) 642-1687 or Intl. (706) 645-9291 using the conference ID code: 95466282.

About MSC.Software Corporation

MSC.Software Corporation (NASDAQ: MSCS) is a leading global provider of enterprise simulation solutions, including simulation software and services, that helps companies make money, save time and reduce costs associated with designing and testing manufactured products. MSC.Software works with thousands of companies in hundreds of industries to develop better products faster by utilizing information technology, software and services. MSC.Software employs approximately 1000 people throughout the world. For additional information about MSC.Software’s products and services, please visit www.mscsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, without limitation, statements regarding our expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based on information available to us on the date hereof. These statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results to differ materially from those implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither we nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. Important factors that may cause actual results to differ from expectations include, but are not limited to, those discussed in “Risk Factors” on our most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

(Financials to follow)

Press Release - MSC.Software Announces First Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2008	2009
Revenue:
Software	$21,959	$17,383
Maintenance	33,029	31,006
Services	6,222	5,226

Total Revenue	61,210	53,615

Cost of Revenue:
Software	2,463	2,298
Maintenance and Services	9,572	8,249

Total Cost of Revenue	12,035	10,547

Gross Profit	49,175	43,068

Operating Expenses:
Research and Development	14,366	11,563
Selling and Marketing	23,644	16,818
General and Administrative	15,186	13,057
Amortization of Intangibles	336	294
Restructuring Charges (Credit)	139	(144)

Total Operating Expenses	53,671	41,588

Operating Income (Loss)	(4,496)	1,480

Other (Income) Expense :
Interest Expense	278	65
Other (Income) Expense, net	(995)	1,032

Total Other (Income) Expense, net	(717)	1,097

Income (Loss) From Continuing Operations Before Provision For Income Taxes	(3,779)	383
Provision (Benefit) For Income Taxes	(1,573)	236

Net Income (Loss)	$(2,206)	$147

Basic and Diluted Earnings (Loss) Per Share	$(0.05)	$—

Basic Weighted-Average Shares Outstanding	44,752	45,411
Diluted Weighted-Average Shares Outstanding	44,752	45,472

Press Release - MSC.Software Announces First Quarter Financial Results

PRELIMINARY

MSC.SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share value amounts)

	December 31, 2008	March 31, 2009
ASSETS
Cash and Investment	$152,554	$149,074
Trade Accounts Receivable, less Allowance for Doubtful Accounts of $1,375 and $1,706, respectively	52,861	52,166
Property and Equipment, Net	14,390	12,950
Goodwill, Indefinite Lived & Other Intangibles	183,665	181,917
Other Assets	41,473	40,913

Total Assets	$444,943	$437,020

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deferred Revenue	$75,800	$75,507
Other Liabilities	57,643	51,528

Total Liabilities	133,443	127,035

Net Shareholders’ Equity	311,500	309,985

Total Liabilities and Shareholders’ Equity	$444,943	$437,020

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